File No. 811-8842

  As filed with the Securities and Exchange Commission on October 28, 2005.


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 17


                       BBH U.S. MONEY MARKET PORTFOLIO

              (Exact Name of Registrant as Specified in Charter)

                      40 Water Street, Boston, MA 02109

                   (Address of Principal Executive Offices)

      Registrant's Telephone Number, including Area Code: (800) 625-5759



                               John A. Nielsen

                       140 Broadway, New York, NY 10005

                   (Name and Address of Agent for Service)

              (Notices Should be Sent to the Agent for Service)



                                   Copy to:

                        John E. Baumgardner, Jr., Esq.

                             Sullivan & Cromwell

                  125 Broad Street, New York, New York 10004





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BROWN [LOGO]
BROTHERS
HARRIMAN
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                                    BBH U.S.
                             Money Market Portfolio

                                Offering Circular

                                October 28, 2005

SEC File No. 811-08842

Reference No. ________


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BROTHERS
HARRIMAN
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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Investment Objective                                                          3

Principal Investment Strategies                                               3

Principal Risk Factors                                                        3

Portfolio Performance                                                         5

Fees and Expenses of the Portfolio                                            6

Investment Adviser                                                            7

Investor Information                                                          7

Taxes                                                                         8

Financial Highlights                                                          9

Additional Investment Information                                            10

In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Beneficial interests in the BBH U.S. Money Market Portfolio have not been recommended by any U.S. Federal or state or non-U.S. securities commissions or regulatory authority. Furthermore, none of the foregoing authorities has confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

Beneficial interest in the BBH U.S. Money Market Portfolio have not and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), and will be issued solely in private placement transactions that do not involve a public offering within Section 4(2) of the 1933 Act. Beneficial interests in the BBH U.S. Money Market Portfolio may not be transferred or resold except as permitted under the 1933 Act and the applicable state or other securities laws pursuant to registration or exemption therefrom. There will be no public market for beneficial interests in the BBH U.S. Money Market Portfolio, and there is no obligation on the part or any person to register under the 1933 Act or any state securities law.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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INVESTMENT OBJECTIVE

The investment objective of the BBH U.S. Money Market Portfolio (the "Portfolio") is to provide investors with as high a level of income as is consistent with the preservation of capital and the maintenance of liquidity.

PRINCIPAL INVESTMENT STRATEGIES

The Investment Adviser invests all of the assets of the Portfolio in short term securities denominated in U.S. dollars which, at the time of purchase, are rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organization ("NRSRO") (e.g., Moody's Investors Services, Standard and Poor's and Fitch Ratings). The instruments in which the Investment Adviser may invest include U.S. Government securities and bank obligations of U.S. and non-U.S. banks (such as certificates of deposit and fixed time deposits), commercial paper, repurchase agreements, reverse repurchase agreements, when-issued and delayed delivery securities, bonds issued by U.S. corporations and obligations of certain supranational organizations. The Portfolio invests at least 80% of its assets in 3 securities issued in the United States.

PRINCIPAL RISK FACTORS

The principal risks of investing in the Portfolio are described below. An investor may lose money by investing in the Portfolio.

o Market Risk:

This is the risk that the price of a security will fall due to changing economic, political or market conditions, or due to a company's individual situation.

o Interest Rate Risk:

Interest rate risk refers to the price fluctuation of a bond in response to changes in interest rates. A major change in interest rates could cause the Portfolio's yield to decline.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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o Credit Risk:

Credit risk refers to the likelihood that an issuer or obligor will default on interest or principal payments. Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of issuer, and changes in general economic or political conditions can adversely affect the credit quality or value of an issuer's securities. Entities providing credit support or a maturity-shortening structure also can be affected by these types of changes. Because the Portfolio invests a significant portion of its assets in bank obligations, the value of these investments and the net assets of the Portfolio could decline more dramatically as a result of adverse events affecting the bank industry. The Investment Adviser invests in debt securities with a rating of Investment Grade or better, which reduces the Portfolio's exposure to credit risk.

o Foreign Investment Risk:

Because the Portfolio invests in securities issued by non-U.S. banks, the Portfolio is subject to additional risks on these securities such as adverse political, social and economic developments abroad, different kinds and levels of market and issuer regulations and the different characteristics of overseas economies and markets. There may be rapid changes in the values of these securities.

Investments in the Portfolio are neither insured nor guaranteed by the U.S. Government. Although U.S. Government agencies and instrumentalities may be chartered or sponsored by acts of congress, their securities are neither issued nor guaranteed by the United States Treasury. Beneficial interests in Portfolio are not deposits or obligations of, or guaranteed by, Brown Brothers Harriman & Co. or any other bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal, state or other governmental agency.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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PORTFOLIO PERFORMANCE

The chart and table below give an indication of the risks of investing in the Portfolio. The chart shows changes in the Portfolio's average annual returns for the periods indicated. For current yield information, please contact your account representative. When you consider this information, please remember that a portfolio's performance in past years is not an indication of how a portfolio will do in the future.

As of June 30, 2005, the Portfolio had a year-to-date return of 1.35%.

[The following information was depicted as a bar chart in the printed material]

1995    1996    1997    1998    1999    2000    2001    2002    2003    2004
----    ----    ----    ----    ----    ----    ----    ----    ----    ----
5.91%   5.35%   5.49%   5.41%   5.13%   6.37%   4.12%   1.75%   1.11%   1.30%

Highest and Lowest Returns (Quarterly 1995 to 2004)

                  Return       Quarter Ending
                  ------       --------------

Highest            1.68%            9/00

Lowest             0.24%            3/04

Average Annual Total Returns (through December 31, 2004)

                1 Year              5 Year              10 Year
                ------              ------              -------

                1.30%               2.91%               4.18%

Past performance is no guarantee of future results. This information provides you with historical performance information so that you can analyze whether the Portfolio's investment risks are balanced by its potential returns.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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FEES AND EXPENSES OF THE PORTFOLIO

The tables below describe the fees and expenses that an investor may pay if that investor invests in the Portfolio.

                                 INVESTOR FEES

                (Fees paid directly from an investor's account)

Maximum Sales Charge (Load)
Imposed on Purchases                                           None
Maximum Deferred Sales Charge (Load)                           None
Maximum Sales Charge (Load)
Imposed on Reinvested Dividends                                None
Redemption Fee                                                 None
Exchange Fee                                                   None

                       ANNUAL PORTFOLIO OPERATING EXPENSES
      (Expenses that are deducted from Portfolio assets as a percentage of average daily net assets)

Management Fees                                                0.10%
Distribution (12b-1) Fees                                      None
Other Expenses:
  Administration Fee                                           0.04
  Other Expenses                                               0.02
                                                               ----
Total Annual Portfolio Operating Expenses                      0.16%


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BROWN [LOGO]
BROTHERS
HARRIMAN
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INVESTMENT ADVISER

The Investment Adviser to the Portfolio is Brown Brothers Harriman, Private Bankers, a New York limited partnership established in 1818. Brown Brothers Harriman has established a separately identifiable department ("SID") to provide investment advice to mutual funds. The SID is registered with the SEC under the Investment Advisers Act of 1940. The Investment Adviser is located at 140 Broadway, New York, NY 10005.

The Investment Adviser provides investment advice and portfolio management services to the Portfolio. Subject to the general supervision of the Trustees, the Investment Adviser makes the day- to-day investment decisions, places the purchase and sale orders for the portfolio transactions, and generally manages the investments. The Investment Adviser provides a broad range of investment management services for customers in the United States and abroad. At June 30, 2005, it managed total assets of approximately $38 billion.

Investment strategies for the Funds and all other fixed income accounts managed by the Adviser are formed by the Fixed Income Strategy Group chaired by Mr. Glenn E. Baker, a partner at Brown 7Brothers Harriman. All issues eligible for purchase in fixed income accounts managed by the Adviser are approved by the Fixed Income Credit Committee, also chaired by Mr. Baker. The implementation of investment strategies in the Funds and across all other fixed income accounts managed by the Adviser is supervised by Mr. Gregory Steier, a senior vice president at Brown Brothers Harriman.

Mr. John Ackler manages the Portfolio on a day-to-day basis. Mr. Ackler holds a B.S. from Philadelphia University and a M.B.A. from Lehigh University and is a Chartered Financial Analyst. He joined Brown Brothers Harriman in 1999.

As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Investment Adviser, under the Investment Advisory Agreements, the Portfolio pays the Investment Adviser an annual fee, computed daily and payable monthly, equal to 0.10% of the average daily net assets of the Portfolio.

INVESTOR INFORMATION

                                NET ASSET VALUE

The net asset value of the Portfolio is normally determined every day the New York Stock Exchange is open for regular trading and the Federal Reserve banks are open for business. The Portfolio normally calculates its net asset value once daily at 4:00 P.M., Eastern time.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

                          INVESTMENT IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions. Investments in the Portfolio may only be made by other investment companies, or similar organizations or entities which are "accredited investors". This Offering Circular does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933.

8An investment in the Portfolio may be made without a sales load. Investors may invest into the Portfolio on any day the net asset value is calculated if the Portfolio receives an order, including acceptable payment for such order, prior to such calculation.

The minimum initial investment in the Portfolio is $5 million ($5,000,000). Because the Portfolio intends to be fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the custodian of the Portfolio's account by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or reject any investment order.

TAXES

The Portfolio is organized as a New York Trust. Each investor in the Portfolio will receive a K-1 from the Portfolio for its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain. The determination of such shares will be made in accordance with the Internal Revenue Code as amended (the "Code") and regulations promulgated thereunder.

Although the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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                         WITHDRAWAL FROM THE PORTFOLIO

An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio on the same business day that the reduction is effected. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchanges is closed or the Federal Reserve Banks are closed for business (other than weekends or holidays).

The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or reductions, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio. 9

FINANCIAL HIGHLIGHTS (Expressed in U.S. Dollars)

The financial highlights table is intended to help an investor understand the financial performance of the Portfolio. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate that an investor would have earned on an investment in the Portfolio (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, whose report along with the Portfolio's financial statements, are included in the annual report, which is available upon request.

                                                               For the years ended June 30,
                                                               ----------------------------
                                           2005            2004             2003            2002            2001
                                           ----            ----             ----            ----            ----
Total Return                               2.17%           0.99%            1.44%           2.47%           5.95%
Ratios/supplemental data:
Net assets, end of year
(000's omitted)                      $2,504,051      $2,871,162       $3,421,665      $2,873,581      $2,358,010

Expenses as a % of net assets:
  Expenses Paid by Portfolio               0.16%           0.16%            0.15%           0.16%           0.15%
  Expense offset arrangement               0.00%1          0.00%1           0.00%1          0.00%1          0.01%
                                           ----------------------------------------------------------------------
  Total Expense                            0.16%           0.16%            0.15%           0.16%           0.16%
Ratio of net investment income
to average net assets                      2.05%           0.95%            1.40%           2.39%           5.64%

1     Amount is less than 0.01%.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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ADDITIONAL INVESTMENT INFORMATION

U.S. Government Securities. The Portfolio may invest in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States.

Bank Obligations. The Portfolio may invest in U.S. dollar-denominated high quality securities. These securities include negotiable certificates of deposit, fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof. The Portfolio's investments also include obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches. (The Portfolio may only invest in obligations of such non-U.S. banks if such bank has more than $500 million in total assets.)

Commercial Paper. The Portfolio may invest in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment 10of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand.

Repurchase Agreements. A repurchase agreement is an agreement in which the seller (the Lender) of a security agrees to repurchase from the BBH U.S. Money Market Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The Portfolio always receives U.S. Treasury or Agency securities (including mortgage- backed securities as collateral. If the lender defaults and the securities serving as collateral are ineligible securities for the Portfolio to purchase, the Portfolio will liquidate the collateral securities in a time and manner determined by the Investment Adviser to be the most beneficial to the Portfolio.

Other Obligations. Assets of the Portfolio may be invested in bonds, with maturities not exceeding one year, issued by U.S. corporations.

Frequent Trading Policy Given the short-term nature of the Portfolio's investments and its use of the amortized cost method for calculating the NAV of Portfolio shares, the Portfolio does not anticipate that in the normal case frequent or short-term trading into and out of the Portfolio will have significant adverse consequences for the Portfolio and its shareholders. For this reason and because the Portfolio is intended to be used as a liquid short-term investment, the Portfolio's Board has not adopted policies or procedures to monitor or discourage frequent or short-term trading of the Portfolio's shares. Regardless of their frequency or short-term nature, purchases and redemptions of Portfolio Shares can have adverse effects on the management of the Portfolio and its performance.


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BROWN [LOGO]
BROTHERS
HARRIMAN
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Portfolio Holdings Information

Information concerning the Portfolio's portfolio holdings is available on the BBH website at www.bbhfunds.com. in the "Online Literature/Holdings Report" section of the website. A complete listing of the Portfolio's portfolio holdings as of the end of each week is posted on the website approximately 7 days after the end of the week and remains posted until replaced by the information for the succeeding week.

You may also access from the "Online Literature/Holdings Report" section of the website portfolio information as of the end of each of the Portfolio's fiscal quarters. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. This information is also available in reports filed with the SEC at the SEC's website at www.sec.gov.




October 28, 2005

                       BBH U.S. MONEY MARKET PORTFOLIO
                       REGISTRATION STATEMENT PART B

ITEM 9.  COVER PAGE.

     The BBH U.S. Money Market Portfolio's (the "Portfolio") June 30, 2005 annual report filed with the Securities and Exchange Commission (SEC) pursuant to Section 30(b) of the Investment Company Act of 1940 (the "1940 Act") and Rule 30b2-1 thereunder is incorporated herein by reference.


         TABLE OF CONTENTS.                                             PAGE

         Portfolio History                                        Cover Page
         Description of Portfolio and Its Investments and Risks   Cover Page
         Management of the Portfolio                                    11
              Voting Proxies on Fund Portfolio Securities               18
              Proxy Voting Policies                                     18
              Proxy Voting Procedures                                   20
              Conflicts of Interest                                     20
              Proxy Voting Report                                       20
              Portfolio Holdings Information                            21
         Control Persons and Principal Holders of Securities            21
         Investment Advisory and Other Services                         21
         Brokerage Allocation and Other Practices                       27
         Capital Stock and Other Securities                             28
         Purchase, Redemption and Pricing of
         Securities Being Offered                                       29
   Tax Status                                                     31
         Underwriters                                                   31
         Calculations of Performance Data                               31
         Financial Statements                                           31
         Appendix                                                       32

ITEM 10.  PORTFOLIO HISTORY.

     The Portfolio was organized as a trust under the laws of the State of New York on June 15, 1993.

ITEM 11.  DESCRIPTION OF PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The investment objective of the Portfolio is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity.

Brown Brothers Harriman & Co., is the Portfolio's investment adviser (the "Investment Adviser").





INVESTMENT POLICIES

     The Portfolio pursues its investment objective by investing in high quality, short-term money market instruments. At least 80% of the securities in the Portfolio will be issued in the United States. The Portfolio will provide shareholders with at least 60 days prior notice of any changes in these policies as required by Rule 35d-1. This policy shall be interpreted and implemented in accordance with its purpose, which is solely to comply with Rule 35d-1.

For these purposes, the Portfolio adheres to the following operating policies (which may be changed without investor approval):

o Interest Rate Risk Control. The average maturity of the Portfolio will be limited to 60 days. Rule 2a-7 under the Investment Company Act of 1940 ("Rule 2a-7") and CFTC Rule 1.25 guidelines currently limit the average maturity of a money market fund to 90 days.



o Liquidity. The Portfolio will maintain a minimum of 20% of its net assets in securities with a time to maturity of 7 days or less.



o Issuer Diversification. The Portfolio will not invest more than 3% of its net assets in one or more securities with a time to maturity longer than 7 days issued by a non-Government issuer. Rule 2a-7 and CFTC Rule 1.25 guidelines currently allow issuer concentrations of 5%.



o Credit Quality. The Portfolio will maintain a minimum of 50% of its net assets in securities rated A1+ by Standard & Poor's, and invest the balance of its assets in securities rated A1. Government securities, repurchase agreements and securities maturing in 7 days or less will be considered A1+ for these purposes.


      There can be no assurance that the Portfolio's investment objective will be achieved.

      The following supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A. Shareholder composition may fluctuate between individual investors and institutional investors and their underlying interest holders (e.g., futures commission merchants), and one or more such interest holders could at any given time hold a significant percentage of the outstanding shares of one or more of the Portfolio's investors. A large scale redemption by such an investor could cause the Portfolio to sell certain assets at an inopportune time.


U.S. GOVERNMENT SECURITIES
     These securities are issued or guaranteed by the U.S. government, its agencies or instrumentalities and may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities that are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association, the Federal Farm Credit System, the Federal Home Loan Banks and the Federal Home Loan Mortgage Corporation. Securities that are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass through obligations of the Government National Mortgage Association, the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. government securities.

BANK OBLIGATIONS
     Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit, fixed time deposit of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects
from  obligations  of  U.S.   issuers,   such  as  currency  exchange  control
regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S.
securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to its investors; however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co. ("BBH & Co."), or Federated Investor Services, or in the obligations of affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

Corporate Debt Securities
      Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt
securities   have  a  higher   priority  than  lower  ranking   (subordinated)
securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

COMMERCIAL PAPER
     Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (NRSROs) (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers.

BORROWING
     The 1940 Act permits a registered investment company to borrow money from banks, so long as it maintains asset coverage of 300% for all outstanding borrowings. Funds must reduce the amount of their borrowings within three days if their asset coverage falls below 300%. As a general matter, a fund that borrows money is susceptible to the risk of having to sell portfolio securities at an inopportune time in order to maintain the 300% asset coverage ratio required by the 1940 Act. Borrowing may also exaggerate the impact on a fund of any increase or decrease in the value of its investments (which would have a corresponding effect on the fund's share value). Money borrowed is also subject to interest costs.


REPURCHASE AGREEMENTS
     A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week, and at no time are assets of the Portfolio invested in a repurchase agreement with a maturity of more than one year. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one year from the effective date of the repurchase agreement. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances. A repurchase agreement with more than seven days to maturity may not be entered into for the Portfolio if, as a result, more than 10% of the Portfolio's net assets would be invested in such repurchase agreement together with any other investment for which market quotations are not readily available.


REVERSE REPURCHASE AGREEMENTS
     Reverse  repurchase  agreements  may be entered into only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. This is an agreement in which the Portfolio agrees to repurchase securities sold by it at a mutually agreed upon time and price. As such, it is viewed as the borrowing of money for the Portfolio. Proceeds of borrowings under reverse repurchase agreements are invested for the Portfolio. This is the speculative factor known as "leverage". If interest rates rise during the term of a reverse repurchase agreement utilized for leverage, the value of the securities to be repurchased for the Portfolio as well as the value of securities purchased with the proceeds will decline. In these circumstances, the Portfolio's entering into reverse repurchase agreements may have a negative impact on the ability to maintain an investor's  stable  net asset  value  (NAV) per share.  Proceeds  of a reverse repurchase transaction are not invested for a period which exceeds the duration of the reverse repurchase agreement. A reverse repurchase agreement is not entered into for the Portfolio if, as a result, more than one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements, is engaged in reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, the amount of the Portfolio's obligations created by reverse repurchase agreements is reduced within three days thereafter (not including weekends and holidays) or such longer period as the SEC may prescribe, to an extent that such obligations do not exceed, in the aggregate, one-third of the market value of the Portfolio's assets, as defined above. A segregated account with the Custodian is established and maintained for the Portfolio with liquid assets in an amount at least equal to the Portfolio's purchase obligations under its reverse repurchase agreements. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the purchase obligations.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES
     Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's NAV. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments or such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

OTHER OBLIGATIONS
     Assets of the Portfolio may be invested in bonds and asset-backed securities, with maturities not exceeding thirteen months, issued by U.S. corporations which at the date of investment are rated within the highest short-term rating category for such obligations or the two highest long-term rating categories by at least two (unless only rated by one) NRSROs (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

     Assets of the Portfolio may also be invested in obligations of supranational agencies, such as the World Bank, which may be supported by appropriated but unpaid commitments of its member countries, although there is no assurance that these commitments will be undertaken in the future.


LOANS OF PORTFOLIO SECURITIES
     Loans  of  portfolio  securities  up to  30% of the  total  value  of the
Portfolio are permitted and may be entered into for not more than one year. These loans must be secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. By lending securities, the Portfolio's income can be increased by its continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors.

     Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities of the Portfolio are not loaned to Brown Brothers Harriman or to any affiliate of the Portfolio, its investors or Brown Brothers Harriman.


INVESTMENT RESTRICTIONS

     The Portfolio is operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Registration Statement, the term "majority of the outstanding voting securities" (as defined in the 1940 Act) currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of the outstanding voting securities, whichever is less.

     The Portfolio may not:

     (1)enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value of its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

     (2) enter into reverse repurchase agreements which including any borrowings under Investment Restriction No. 3, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including weekends and holidays) or such longer period as the SEC may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;

     (3) borrow money, except as permitted by the 1940 Act and rules thereunder;

     (4) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

     (5) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of such investments in such industry would exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

     (6) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. Government, its agencies or instrumentalities;

     (7) make loans, except through the purchase or holding of debt obligations, repurchase agreements or loans of portfolio securities in accordance with its investment objective and policies (see "Investment Objective and Policies");

     (8)  purchase  or  sell  puts,   calls,   straddles,   spreads,   or  any
combinations  thereof;  real  estate;  commodities;   commodity  contracts  or
interests in oil, gas or mineral exploration or development programs. However, bonds or commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

     (9) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

     (10) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;

     (11) act as an underwriter of securities; or

     (12) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     Except as otherwise required, there will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change. As a matter of non-fundamental policy, if asset coverage of the Portfolio's borrowings falls below 300%, within three days thereafter (not including Sundays and holidays), the Portfolio will reduce the amount of its borrowing to an extent that the asset coverage of such borrowings shall be at least 300%.

     The Portfolio is classified as "diversified" under the 1940 Act, which means that at least 75% of its total assets is represented by cash; securities issued by the U.S. government, its agencies or instrumentalities; and other securities limited in respect of any one issuer to an amount no greater than 5% of the Portfolio's total assets (other than securities issued by the U.S. government, its agencies or instrumentalities).

     NON-FUNDAMENTAL RESTRICTIONS: The Portfolio does not as a matter of operating policy: (i) purchase more than 10% of all outstanding debt obligations of any one issuer (other than securities issued by the U.S. government, its agencies instrumentalities); (ii) invest more than 10% of its net assets (taken at the greater of cost or market value) in illiquid securities; (iii) purchase securities of other investment companies, except in connection with a merger, consolidation, reorganization or acquisition of assets, and except that each may invest in securities of other investment companies subject to the restrictions set forth in Section 12(d)(1) of the 1940 Act; or (iv) mortgage, pledge or hypothecate any assets except in connection with one or more borrowings described in Investment Restriction No. 3 and in amounts not to exceed 33 1/3% of the value of its total assets at the time of such borrowing. In addition, the Portfolio will not purchase securities while borrowings exceed 5% of its total assets. It is intended that any borrowing by the Portfolio will be used to facilitate the orderly sale of portfolio securities and/or to meet redemption requests, and will not be for investment purposes. These policies are non-fundamental and may be changed without shareholder approval.

      PERCENTAGE AND RATING RESTRICTIONS. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy.


BOND, NOTE AND COMMERCIAL PAPER RATINGS

BOND RATINGS

MOODY'S INVESTORS SERVICE ("MOODY'S")

     Aaa - Bonds rated Aaa are judged to be of the "best quality". Issues rated Aaa may be further modified by the numbers 1, 2 or 3 (3 being the highest) to show relative strength within the rating category.

STANDARD & POOR'S ("S&P")

     AAA - The AAA rating is the highest rating assigned to debt obligations and indicates an extremely strong capacity to pay principal and interest.


NOTE AND VARIABLE RATE INVESTMENT RATINGS

     Moody's - MIG-1. Notes rated MIG-1 are judged to be of the best quality, enjoying strong protection from established cash flow of funds for their services or from established and broad-based access to the market for refinancing or both.

     S&P - SP-1. SP-1 denotes a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics are given a plus (+) designation (SP-1+).

CORPORATE COMMERCIAL PAPER RATINGS

     Moody's - Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Prime-1 indicates highest quality repayment capacity of rated issue.

     S&P - Commercial Paper ratings are a current assessment of the likelihood of timely payment of debts having an original maturity of no more than 365 days. Issues rated A-1 have the greatest capacity for timely payment. Issues rated "A-1+" are those with an "overwhelming degree of credit protection."

OTHER CONSIDERATIONS

     Among the factors considered by Moody's in assigning bond, note and commercial paper ratings are the following: (i) evaluation of the management of the issuer; (ii) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (iii) evaluation of the issuer's products in relation to competition and customer acceptance; (iv) liquidity; (v) amount and quality of long-term debt; (vi) trend of earnings over a period of 10 years; (vii) financial strength of a parent company and the relationships which exist with the issuer; and (viii) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

     Among the factors considered by S&P in assigning bond, note and commercial paper ratings are the following: (i) trend of earnings and cash flow with allowances made for unusual circumstances, (ii) stability of the issuer's industry, (iii) the issuer's relative strength and position within the industry and (iv) the reliability and quality of management.




ITEM 12. MANAGEMENT OF THE PORTFOLIO.

TRUSTEES OF THE PORTFOLIO

Information pertaining to the Trustees of the Portfolio and executive officers of the Portfolio is set forth below. None of the Trustees are "interested persons" as defined by the 1940 Act.

------------------------------------------------------------------------------------------
Name,  Birth  Date Position(s)   Term of   Principal              Number   of Other
and Address        Held     with Office    Occupation(s)   During Funds    in Director-ships
                   the Portfolio and       Past 5 Years           Fund        Held     by
                                 Length                           Complex     Trustee
                                 of Time                          Overseen
                                 Served#                          by  Trustee
                                                                  ^
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Joseph V. Shields  Chairman of   Since     Managing Director,     10          None
Jr.                the Board     1990      Chairman and Chief
                   and Trustee             Executive Officer of
Birth Date: March                          Shields & Company
17, 1938                                   (registered
                                           broker-dealer and
Shields & Company                          member of New York
140 Broadway                               Stock Exchange);
New York, NY 10005                         Chairman of Capital
                                           Management
                                           Associates, Inc.
                                           (registered
                                           investment adviser);
                                           Vice Chairman and
                                           Trustee of New York
                                           Racing Association;
                                           Director of Flowers
                                           Industries, Inc.
                                           (diversified food
                                           company).

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Eugene P. Beard    Trustee       Since     Chairman & CEO of      10          Director
                                 1993      Westport Asset Fund,               of Old
Birth Date: March                          Inc.                               Westbury
17, 1935                                                                      Funds (5)

372 Danbury, Road
2nd Floor,
Wilson, CT
06897-2530
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Richard L.         Trustee       Since     Retired; Director of   10          None
Carpenter                        1999      Investments,
                                           Pennsylvania Public
Birth Date: March                          School Employees'
17, 1933                                   Retirement System
                                           (until December 1997).
10820 North La
Quinta Drive,
Tucson, AZ 85737
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
David P. Feldman   Trustee       Since     Retired; Chairman and  10          Director
                                 1990      CEO of AT&T                        of Dreyfus
Birth Date:                                Investment Management              Mutual
November 16, 1939                          Corporation (until                 Funds (59
                                           May 1997); Director                Funds)
3 Tall Oaks Drive                          of Jeffrey Co. (1992
Warren, NJ 07059                           to present); Director
                                           of QMED (1999 -
                                           present).

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Alan G. Lowy       Trustee       Since     Private Investor.      10          None
                                 1993
Birth Date: April
17, 1939

4111 Clear Valley
Drive
Encino, CA 91436
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Arthur D.          Trustee       Since     Retired; Executive     10          None
Miltenberger                     1992      Vice President and
                                           Chief Financial
Birth Date:                                Officer of Richard K.
November 8, 1938                           Mellon and Sons
                                           (until June 1998);
503 Darlington                             Vice President and
Road                                       Treasurer of Richard
Ligonier, PA 15658                         King Mellon
                                           Foundation (until
                                           June 1998); Trustee,
                                           R.K. Mellon Family
                                           Trusts (1981 - June
                                           2003); General
                                           Partner, Mellon
                                           Family Investment
                                           Company IV, V and VI
                                           (1983-2002); Director
                                           of Aerostructures
                                           Corporation (aircraft
                                           manufacturer) (1996 -
                                           July 2003).
------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
Officers
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
John A. Nielsen    President     Since     President of the       N/A         Director
                   and           2004      Trust, BBH Trust, BBH              of BBH
Birth Date:        Principal               Prime Institutional                Trust
July 15, 1943      Executive               Money Market Fund,                 Company
                   Officer                 Inc., BBH Fund, Inc.
140 Broadway                               and BBH U.S. Money
New York, NY 10005                         Market Portfolio
                                           (since January 2004);
                                           He joined Brown
                                           Brothers Harriman &
                                           Co. ("BBH & Co.") in
                                           1968 and has been a
                                           Partner of the firm
                                           since 1987.


------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Nancy D. Osborn    Principal     Since     Assistant Secretary    N/A         N/A
                   Financial     2002      (since August 2002);
Birth Date:        Officer,                Principal Financial
May 4, 1966        Assistant               Officer and Treasurer
                   Secretary               (since December
140 Broadway       and                     2004); of the Trust,
New York, NY 10005 Treasurer               BBH Trust, BBH Prime
                                           Institutional Money
                                           Market Fund, Inc.,
                                           BBH Fund, Inc. and
                                           BBH U.S. Money Market
                                           Portfolio (since
                                           August 2002);
                                           Assistant Vice
                                           President (since
                                           April 2003) and
                                           Associate of BBH &
                                           Co. (April 1996-March
                                           2003).

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Michael F. Hogan   Chief         Since     Chief Compliance       N/A         N/A
                   Compliance    2005      Officer to the BBH
                   Officer                 Trust, BBH Prime
                                           Institutional Money
Birth Date:                                Market Fund, Inc.,
January 25, 1963                           BBH Fund, Inc. and
                                           the BBH U.S. Money
                                           Market Portfolio;
                                           Senior Vice President
50 Milk Street                             of BBH & Co. since
Boston, MA 02109                           September 1994;
                                           Joined BBH & Co. in
                                           1985.
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Gail C. Jones      Secretary     Since     Secretary of the       N/A         N/A
                                 2002      Trust, BBH Trust, BBH
Birth Date:                                Prime Institutional
October 26, 1953                           Money Market Fund,
                                           Inc., BBH Fund, Inc.
1001 Liberty                               and the BBH U.S.
Avenue                                     Money Market
Pittsburgh, PA                             Portfolio (since
15222-3779                                 August 2002);
                                           Counsel, ReedSmith,
                                           LLP (since October
                                           2002); Corporate
                                           Counsel (January 1997
                                           to September 2002)
                                           and Vice President
                                           January 1999 to
                                           September 2002 of
                                           Federated Services
                                           Company.

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Judith J. Mackin   Vice          Since     Vice President of the  N/A         N/A
                   President     2002      Trust, BBH Trust, BBH
Birth Date:                                Prime Institutional
May 30, 1960                               Money Market Fund,
                                           Inc., BBH Fund, Inc.
1001 Liberty                               and BBH U.S. Money
Avenue,                                    Market Portfolio
Pittsburgh, PA                             (since August 2002);
15222-3779                                 Vice President of
                                           Federated Services
                                           Company (since
                                           November 1997).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Victor R. Siclari  Assistant     Since     Assistant Secretary    N/A         N/A
                   Secretary     2002      of the Trust, BBH
Birth Date:                                Trust, BBH Prime
November 17, 1961                          Institutional Money
                                           Market Fund, Inc.,
                                           BBH Fund, Inc. and
1001 Liberty                               BBH U.S. Money Market
Avenue                                     Portfolio (since
Pittsburgh, PA                             August 2002);
15222-3779                                 Partner, ReedSmith,
                                           LLP (since October
                                           2002); Vice President
                                           (March 1996 -
                                           September 2002) and
                                           Senior Corporate
                                           Counsel of Federated
                                           Investors, Inc. (July
                                           1998 - September
                                           2002).

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
John C. Smith      Assistant     Since     Assistant Treasurer    N/A         N/A
                   Treasurer     2002      of the Trust, BBH
Birth Date:                                Trust, BBH Prime
August 2, 1965                             Institutional Money
                                           Market Fund, Inc.,
50 Milk Street                             BBH Fund, Inc. and
Boston, MA 02109                           BBH U.S. Money Market
                                           Portfolio (since
--
                                           August 2002); Vice
                                           President (since
                                           March 2005);
                                           Assistant Vice
                                           President (since
                                           September 2001),
                                           Associate (September
                                           2000-August 2001);
                                           Senior Analyst of BBH
                                           & Co. (June 1999 -
                                           August 2000); and
                                           Manager, Fund
                                           Administration, State
                                           Street Bank and Trust
                                           Company (June 1997 -
                                           May 1999).

------------------------------------------------------------------------------------------



# Each Trustee holds office until he or she attains the age of 70 (72, in the case of Trustees who were elected as such before January 1, 2000), or until he or she sooner dies, resigns or is removed from office in accordance with the provisions of the Declaration of Trust. All Officers of the Portfolio hold office for one year and until their respective successors are chosen and qualified (subject to the ability of the Trustees to remove any officer in accordance with the Trust's By-laws).

^ The Fund Complex consists of the Portfolio, BBH Trust, BBH Fund, Inc., BBH Prime Institutional Money Market Fund, Inc. and BBH U. S. Money Market Portfolio.




BOARD OF TRUSTEES

The  Board  of  Trustees,  in  addition  to  supervising  the  actions  of the
Portfolio's Investment Adviser and the Portfolio's Administrator and Distributor, as set forth below, decide upon matters of general policy with respect to the Portfolio. The Board meets at least quarterly to review the investment performance of the Funds and other operational matters, including policies and procedures designed to promote compliance with various regulatory requirements. At least annually, the member of the Board of Trustees who are not "interested persons" thereof (as defined in the 1940
Act) (the "Independent Directors") review the fees paid to the Investment Adviser for investment advisory services, and evaluate, among other things, the quality of such services and comparative fee information with respect to similar investment companies. The Independent Trustees are assisted in this process by independent legal counsel.

The Independent Trustees serve on an Audit Committee that selects the independent public accountants for the Funds and review accounting policies and controls. The Audit Committee held four meetings during the last fiscal year.

Messrs. Shields, Feldman and Carpenter serve on a Valuation Committee for the Funds which meets on an as-needed basis (and in any event not less frequently than monthly) to determine the "fair value" of any security for which market quotations are not readily available. The Valuation Committee held fourteen meetings during the last fiscal year.


Trustee Equity Ownership As Of December 31, 2004

---------------------------------------------------------------------------
Name of Trustee           Dollar  Range of  Equity Aggregate  Dollar Range
                          Securities in Portfolio  of  Equity   Securities
                                                   in    All    Registered
                                                   Investment    Companies
                                                   Overseen  by Trustee in
                                                   BBH Family of Funds
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V. Shields, Jr.    None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P. Beard           None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P. Feldman          None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy              None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D. Miltenberger    None                     Over $100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L. Carpenter      None                     None
---------------------------------------------------------------------------

As of  September  30, 2005,  the  Trustees and Officers of the  Portfolio as a
group owned beneficially less than 1% of the outstanding shares of the Portfolio, and to the knowledge of the Portfolio, no person owned beneficially more than 5% of the outstanding shares of any Fund.

As of September 30, 2005, the partners of Brown Brothers Harriman, together with their immediate family members, owned less than 1% of the shares of the Portfolio.






COMPENSATION

      Each member of the Board of Trustees receives a base annual fee of $40,000 and such base annual fee is allocated among all series of the Trust, BBH Trust, BBH Prime Institutional Money Market Fund, Inc., and BBH Fund, Inc., (in each case, based upon their respective net assets). The Chairman of the Board (Mr. Shields) and the Chairman of the Audit Committee (Mr. Miltenberger) receive an additional fee of $10,000 and $5,000 per year, respectively. In addition, each Trustee receives an additional fee of $2,000 for attending each special Board meetings (meetings of the Board other than the regularly scheduled quarterly Board meetings).




Trustee Compensation For Fiscal Year Ended June 30, 2005

---------------------------------------------------------------------------
Name of Person,  Aggregate     Pension or     Estimated      Total
Position         Compensation  Retirement     Annual         Compensation
                 from          Benefits       Benefits upon  from
                 Portfolio     Accrued as     Retirement     Complex^
                 and Fund      Part of Fund                  paid to
                               Expenses                      Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V.        $21,860.68    None           None           $50,000
Shields, Jr.,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P.        $17,488.55    None           None           $40,000
Beard, Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L.       $17,488.55    None           None           $40,000
Carpenter,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P.         $17,488.55    None           None           $40,000
Feldman,
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy,    $17,488.55    None           None           $40,000
Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D.        $19,674.62    None           None           $45,000
Miltenberger,
Director
---------------------------------------------------------------------------
^  See corresponding note to "Trustees" table, above.

Because of the services rendered to the Portfolio by the Investment Adviser and the Administrator, the Portfolio requires no employees other than its officers, and the officers receive no compensation from the Portfolio.



CODE OF ETHICS

The U.S. Money Market Portfolio, the Adviser and the Distributor each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code of ethics to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions. The code of ethics of the U.S. Money Market Portfolio, the Adviser and the Distributor are on file with and are available from the SEC (See "Additional Information" below).

VOTING PROXIES ON FUND PORTFOLIO SECURITIES
The Board has delegated to the Investment Adviser authority to vote proxies on the securities held in the Funds' portfolios. The Board has also approved the Investment Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Polices
The Investment Adviser generally will cast in favor of proposals that maintain or strengthen the shared interests of shareholders and management; increase shareholder value; maintain or increase shareholder influence over the issuer's board of directors and management; and maintain or increase the rights of shareholders.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Investment Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

The Investment Adviser will generally vote for proposals to:

o Declassify the board of directors and require annual election of directors
o Require auditor independence where availability of independent candidates is reasonable
o     Ensure shareholders' right to confidential voting
o     Require shareholder vote on any future poison pill
o     Removal of super-majority vote requirements
o     Change to a simple majority vote for shareholders
o     Restrict charitable contributions
o Prevent a company from soliciting/influencing employees' political contributions
o Convert traditional stock option plans to performance-indexed/benchmarked/indexed-based stock option plans
o     Review link between stock option compensation and performance
o     Issue reverse stock splits
o     Repurchase shares when deemed appropriate by management
o     Declare dividends when deemed appropriate by management
o     Appoint external independent auditors
o     Deliver annual reports
o Adjust executive performance-based incentive compensation to exclude non-recurring or non-operating income from the calculation
o Expense stock options on income statement/exceed the requirements of SFAS 123/provide more detailed reporting of stock option accounting.

The Investment Adviser will generally vote against proposals to do the following when the company is in compliance with existing regulation:

o     Classify/stagger the election of directors
o Require adoption of a workplace/vendor code of conduct based on international conventions or require additional reporting
o     Environmental reporting, restrictions or requirements
o     Disclose strategic development planning
o Socially-responsible criteria/social performance/human capital development/employee satisfaction criteria in executive compensation
o     Modify existing Equal Employment Opportunity policy language
o     Specifically restrain international lending practices
o     Require social/environmental/community "sustainability" reports
o Restrict, label, prohibit, require shareholder approval of genetically modified foods or products/activities containing specific chemicals/environmental agents
o     Require specific pension plan offerings for employees
o Restrict or require reporting on political contributions/political lobbying/employees who serve in a governmental capacity
o     Require cumulative voting
o     Impose pharmaceutical price caps/ceilings
o     Initiate or renew poison pills (shareholder rights plans)
o     Reprice stock options
o     Require geographic rotation of annual meetings
o Dictate company activities or require additional reporting regarding military activities/weaponization of space
o     Require a company to pay/increase a dividend or dictate use of cash flow
o Require reporting on anti-predatory lending practices or linking anti-predatory lending practices to executive compensation
o     Form a separate board committee to review sub-prime lending
o Nominate a "wage roll employee" or any other specific category of person to the board
o     Require reporting of cell-phone related accidents
o Require additional tobacco warnings/smoke-free restaurants and facilities
o     Restrict investment in tobacco, alcohol, gambling or other stocks
o     Require additional reporting or rules concerning animal rights
o     Conversion from closed-end fund to open-end fund
o     Prohibit privatization/require reports on prohibiting privatization
o     Establish a shareholder matching gift plan
o     Link executive compensation to workforce/employee hiring trends
o     Require a fixed date for annual meetings
o     Require additional special reporting about advertising practices
o Issue new shares (stock split) when the proposed new total number of shares is greater than 2 1/2 times the currently outstanding number of shares (10% for international companies, unless use of funds is specified).

The Investment Adviser will review the following types of proposals on a case-by-case basis:

o     Executive severance and compensation arrangements
o     Requirements to hire a proxy voting firm
o     Women/minorities on the board of directors
o     Multiple candidates for the board of directors
o     Composition of the board of directors
o     Independent nominating committee of the board of directors
o     Non-discrimination on the basis of sexual preference
o     Suspension or cancellation of restricted stock program
o     Cap on non-audit fees for auditor
o     Term limits
o     Board committee to review conflicts of interest
o     State of incorporation
o     Separation of role of Chairperson and CEO
o     Require independent chairperson
o     All take over bids

The Investment Adviser will abstain from voting on an increase of Rule 12b-1 fees for open-end mutual funds.

Proxy Voting Procedures
The Investment Adviser has formed a Proxy Review Committee (PRC) to exercise all voting discretion in accordance with the proxy voting policies. The PRC is chaired by a senior investment management portfolio manager who oversees proxy review procedures and opinions. All members of the PRC are investment management employees who are Series 7 and 66 registered, except that there shall be at least one member who is an officer of Brown Brothers Harriman Trust Company. An investment management partner also oversees the activities of the PRC and is consulted on complex proxy issues and general PRC guidelines. In addition, the PRC will consult with a buy-side equity analyst of the Investment Adviser who follows a particular company on certain significant proposals concerning that company, such as mergers. Casting of votes will be performed and recorded by the Investment Adviser's Investment Management Services Proxy Processing Group (IMS) as directed by the PRC. All voting decisions by the PRC will be documented together with the committee's reasoning as to how they arrived at their vote.

Conflicts of Interest
The Investment Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of a Fund (and its shareholders) and those of the Investment Adviser. This may occur when a significant business relationship exists between the Investment Adviser (or its affiliates) and a company involved with a proxy vote. The PRC Chairperson will identify and document known potential or existing conflicts. Once identified, the Chairperson will document the reasons why such voting action should be taken. Additionally, if a member of the PRC becomes conflicted with a proxy voting matter, either directly or indirectly, or through association with that PRC member's business line, he or she must inform the Chairperson of the PRC of their conflicted status and document how and why that individual reached a conflicted status. This record will then be maintained by the IMS as part of the voting record. The conflicted PRC member will then become restricted to voting in the conflicted proxy matter and the Chairperson in charge of the PRC will assign another unrestricted individual to vote on that proxy matter. If the conflict covers all members of the PRC then the Chairperson of the PRC will document the PRC's decision on how to vote the conflicted proxies. In the event of a conflict of interest that is deemed to be irreconcilable by the Chairperson of the PRC, the Chairperson will review the conflict with either the Chairman of the Fund's Board of Directors or the Chairman of the Audit Committee. The voting record on conflicted proxies will be reviewed by the Investment Adviser's Compliance Department for completeness of the documentation.

Proxy Voting Report
     A report on "Form N-PX" of how the Fund voted any proxies during the most recent 12-month period ended June 30 is available through BBH's website. Go to www.bbhfunds.com; select "Online Literature/Holdings Report" to access the link to Form N-PX.




Portfolio Holdings Information
Information concerning the Funds' portfolio holdings is available on the BBH website at www.bbhfunds.com. A complete listing of the Funds' portfolio holdings as of the end of each week is posted on the website approximately 7 days after the end of the month and remains posted until replaced by the information for the succeeding month.

You may also access from the "Online Literature/Holdings Report" section of the website portfolio information as of the end of each of the Fund's fiscal quarters. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. This information is also available in reports filed with the SEC at the SEC's website at www.sec.gov.




ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of July 31, 2005, BBH Money Market Spoke, owned approximately 1,257,732,254Shares (39 %); BBH Prime Institutional Money Market Fund, Inc. owned approximately 1,1137,657,834 Shares (35%); Tiger Eye Investment Ltd., owned approximately 315,957,528 Shares (9.8%); M&L Investors, owned approximately 243,422,359 Shares (7.6%). Investors owning greater than 25% of the outstanding beneficial interests in the Portfolio have informed the Portfolio that whenever such investor is requested to vote on matters pertaining to the Portfolio, such investor will hold a meeting of its investors and will cast its votes as instructed by those investors.



ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES.

     INVESTMENT ADVISER. The Investment Adviser to the Portfolio is Brown Brothers Harriman, Private Bankers, a New York limited partnership established in 1818. Brown Brothers Harriman has established a separately identifiable department (SID) to provide investment advice to mutual funds. The SID is registered with the SEC under the Investment Advisers Act of 1940. Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

     The Investment Advisory Agreement as Amended and restated August 4, 2003 between Brown Brothers Harriman and the Portfolio remains in effect only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940 Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on December 13, 2004. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on 60 days' written notice to BBH & Co. and by BBH & Co. on 90 days' written notice to the Portfolio.

     The investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.10% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2005, 2004, and 2003, the Portfolio incurred $3,034,802, $3,051,272 and $3,351,976, respectively, for advisory services.

     The investment advisory services of Brown Brothers Harriman to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman is free to and does render investment advisory services to others, including other registered investment companies.

     Pursuant to a license agreement between the Portfolio and Brown Brothers Harriman dated May 9, 2000, the Portfolio may continue to use in its name BBH. The agreement may be terminated by Brown Brothers Harriman at any time upon written notice to the Portfolio or immediately upon the expiration or earlier termination of any investment advisory agreement between the Portfolio and Brown Brothers Harriman. Termination of the agreement would require the Portfolio to change its name to eliminate all reference to BBH.

Approval of Continuation of Investment Advisory Agreement

At a meeting held on December 13, 2004, the Board of Trustees (the "Board") of BBH U.S. Money Market Portfolio (the "Portfolio"), unanimously approved the renewal of the Investment Advisory Agreement (the "IA Agreement") between the Portfolio and Brown Brothers Harriman & Co. ("BBH") for an additional one-year term. The following is a summary of the factors the Board took into consideration in making its determination to approve the renewal of the IA Agreement.

Nature, extent and quality of services provided by BBH

The Board noted that, under the IA Agreement in respect of each Fund, BBH, subject to the supervision of the Board, is responsible for providing a continuous investment program and, for each Fund other than the International Fund, makes purchases and sales of portfolio securities consistent with the Fund's investment objective and policies.

The Board considered the scope and quality of services provided by BBH under the IA Agreement and noted that the scope of services provided had expanded over time, primarily, as a result of regulatory developments. The Board noted that, for example, BBH is responsible for maintaining and monitoring its own and, to varying degrees, the Funds' compliance program, and these compliance programs have recently been refined and enhanced in light of new regulatory requirements. The Board considered the quality of the investment research capabilities of BBH and the other resources it has dedicated to performing services for the Funds. The Board concluded that, overall, they were satisfied with the nature, extent and quality of services provided (and expected to be provided) to each of the Funds under the IA Agreement.

Costs of Services Provided and Profitability to BBH

At the request of the Board, BBH provided information concerning the profitability of BBH's investment company advisory and other fees and its statement of condition for the recent period and as of December 31, 2003, respectively. The Board also reviewed BBH's profitability data for each Fund, which also included the effect of revenue generated by the shareholder servicing, administration, custody and other fees paid by a Fund. The Board noted that most beneficial owners of the Funds' shares are holding these shares in the context of an overall investment management program for which BBH is the adviser and for which BBH charges an investment management fee. Since BBH excludes the assets in the Funds when calculating its advisory fees for its clients, the Board agreed that it is appropriate in an analysis of Fund profitability to reduce the advisory fees for the Funds by the advisory fees that otherwise would have been earned by BBH on the assets involved.


The Board discussed the difficulty of making comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors, including the structure of the particular adviser, the types of funds it manages, its business mix, numerous assumptions regarding allocations and the adviser's capital structure and cost of capital. In considering profitability information, the Board considered the effect of fall-out benefits on BBH's expenses, as well as the "revenue sharing" arrangements BBH has entered into with certain entities that distribute shares of the Funds. The Board focused on profitability of BBH's relationships with the Funds before taxes and distribution expenses. The Board concluded that it was satisfied that BBH's level of profitability from its relationship with each Fund was not excessive.

The Board also considered the advisory fees of each Fund in comparison to the fees of comparable funds. The Board recognized that the expense ratios for the Funds potentially reflected on BBH's provision of services, as BBH is directly the provider of substantial services and coordinates services provided to the Fund by others. The Board took note of situations in which BBH waived its management fee or reimbursed a Fund's expenses.


Fall-Out Benefits

The  Board   considered  that  BBH  did  not  allocate  the  Funds'  portfolio transactions for third party research, although it did benefit from proprietary research received from brokers that execute the Funds' purchases and sales of securities. The Board recognized that the aggregate amount of commissions generated by Fund transactions was unlikely to result in the Funds receiving from full service broker dealers substantial discounts on commission rates. The Board received and reviewed information concerning BBH's policies with respect to allocating portfolio brokerage.

The Board also considered that BBH receives shareholder servicing fees from certain funds, and is the Funds' administrator, custodian and securities lending agent. The Board noted that BBH retained no portion of the 12b-1 fees paid by a Fund that operated with a plan. The Board recognized that BBH's profitability would be somewhat lower if it did not receive proprietary research for commissions or, if it did not receive the other benefits described above.

The Board recognized that most Fund shareholders were also BBH clients, and that substantial assets are invested in the Funds as a result of an overall investment management program for the shareholder. The Board noted that the Funds also derive reputational and other benefits from their association with BBH and their use of the BBH name, which is licensed to the Funds by BBH. Thus, the Board did not believe that BBH revenues associated with its clients should be fairly regarded as "fallout" benefit from the Funds.


Economies of Scale

The Board noted that the Funds' advisory fee schedules do not contain breakpoints. As a result, if assets increase, the fee rates would not be reduced on the incremental assets. There may be other economies of scale because many expenses did not rise (and fall) proportionally to increases (and decreases) in total net assets. The Board noted that BBH had priced the advisory services in recognition of the fact that it was largely its own clients who were shareholders and, accordingly, sought to assure that the cost of advisory service and total expenses for each Fund were fair and reasonable. Consequently, the advisory fees are in the range of institutional separate account fees, which is to say substantially below, even taking into account the BBH administration fees, typical mutual fund fees. In addition, the Board noted that BBH had supported and continued to support certain Funds through fee waivers and expense reimbursements. Based on information they had been provided over many years, the Board observed that in the mutual fund industry as a whole, as well as among funds similar to the Funds, there appeared to be no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply. In light of the Fund's current size and expense structure, the Board concluded that it was unnecessary at this time to consider breakpoints.

Investment Results

The Board considered the investment results of each of the Funds as compared to investment companies with its peers and with one or more selected securities indices. In addition to the information received by the Board for the meeting, the Board received detailed performance information for each Fund at each regular Board meeting during the year. At the meeting, the Board reviewed information showing performance of each Fund compared to the peers generally over the 1-, 3-, 5- and since inception periods ended October 31, 2004 and compared to one or more securities indices over comparable periods.

Advisory Fee Rate

The Board considered the advisory fee rate paid by each Fund to BBH. The Board recognized that it is difficult to make comparisons of these fees, and combined advisory and administration fees, because there are variations in the services that are included in the fees paid by other funds.
BBH also manages accounts for institutional clients with investment objectives similar to those of certain Funds. The fee rates payable by the BBH's institutional clients are generally comparable although occasionally lower, than the rates paid by the Funds. BBH reviewed with the Board the significant differences in the scope of services that BBH provides to institutional clients and to the Funds through both the IA and Administration Agreements (the "Admin. Agreements"). For example, BBH provides, among other things, officers (including the Funds' Chief Compliance Officer and officers to provide required certifications) and administrative services, such as shareholder communications, and tax compliance, with the attendant costs and exposure to liability. BBH also coordinates the provision of services to the Funds by nonaffiliated service providers. These services normally are not provided to non investment company clients, and fees charged to the Funds reflect the costs and risks of the additional obligations. The Board also noted that since the Funds are constantly issuing and redeeming their shares, they are more difficult to manage than an institutional account, where the assets are relatively stable. Accordingly, the Board did not place significant weight on these fee comparisons.

The following factors specific to BBH U.S. Money Market Portfolio also were noted and considered by the Board in deciding to approve the continuation of the IA Agreements.

The Trustees reviewed information showing performance of the Portfolio compared to other funds in the iMoneyNet (1st Tier Institutional). The comparative information showed that the Funds had uniformly superior performance compared to the averages in these categories over all relevant periods. The Trustees also viewed with favor that the total expense ratio was substantially lower than the averages in these categories. The Trustees also noted that the BBH U.S. Money Market Portfolio had maintained a stable net asset value of one dollar at all times. Taking into account these comparisons and the other factors considered, the Trustees concluded that the Portfolio's investment results over time and expense ratios had been satisfactory.



ADMINISTRATOR.

     Brown Brothers Harriman Trust Company, LLC acts as administrator of the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of Brown Brothers Harriman.

     Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator, administers all aspects of the Portfolio's operations subject to the supervision of the Trustees except as set forth above under "Investment Adviser" and below under "Placement Agent". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's Registration Statement for filing with the SEC and the preparation of tax returns for the Portfolio and reports to investors and the SEC.

     For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company, LLC as Administrator of the Portfolio, Brown Brothers Harriman Trust Company, LLC receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.035% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2005, 2004 and 2003, the Portfolio incurred $1,062,181, $1,067,945 and
$1,173,192, respectively, for administrative services.

     The Administration Agreement between the Portfolio and Brown Brothers Harriman Trust Company, LLC as Amended and Restated August 4, 2003 will remain in effect only so long the agreement is specifically approved at least annually in the same manner as the Investment Advisory Agreement (see "Investment Adviser"). The Independent Trustees most recently approved the Portfolio's Administration Agreement on December 13, 2004. The agreement will terminate automatically if assigned by either party thereto and is terminable with respect to the Portfolio at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. The agreement is terminable by the Administrator on 90 days' written notice to the Portfolio.

     Pursuant to separate Sub-administrative Services Agreements between Brown Brothers Harriman Trust Company, LLC and each of Federated Services Company ("Federated") and BBH & Co. (each, a "Sub-administrator"), the Sub-administrators perform such sub-administrative duties for the Portfolio as are from time to time agreed upon by Brown Brothers Harriman Trust Company, LLC and each Sub-administrator. The offices of Federated are located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The offices of Brown Brothers Harriman & Co. are located at 140 Broadway, New York, New York 10005. The Sub-administrators' sub-administrative duties may include, but are not necessarily limited to, providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participating in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparing certain documents in connection with meetings of Trustees and shareholders of the Portfolio, and other functions that would otherwise be performed by Brown Brothers Harriman Trust Company, LLC as set forth above. For performing such sub-administrative services, each Sub-administrator receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed to between Brown Brothers Harriman Trust Company, LLC and each Sub-administrator, which fees, in the aggregate, may not exceed the amount paid to Brown Brothers Harriman Trust Company, LLC by the Portfolio.

PLACEMENT AGENT

The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. Effective September 16, 2002, Edgewood Services, Inc. ("Edgewood") serves as the Portfolio's placement agent, for which it receives no compensation. Its offices are located at 5800 Corporate Drive, Pittsburgh, PA 15237-7000. The Distributor's Contract dated as of September 16, 2002 between the Corporation and Edgewood remains in effect for two years from the date of its execution and thereafter, but only so long as the continuance of such agreement is specifically approved at least annually in conformity with the requirements of the 1940 Act. The Distributor's Contract was first approved by the Independent Trustees of the Portfolio on August 6, 2002. The agreement terminates automatically in the event of its assignment, and may be terminated (i) with respect to the Portfolio at any time, without penalty, by the Board of Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on not more than ninety (90) days' written notice to Edgewood, and (ii) by Edgewood on ninety (90) days' written notice to the Portfolio.


CUSTODIAN

     Brown Brothers Harriman, 40 Water Street, Boston, MA 02109, is the Custodian for the Portfolio.

     As Custodian, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the NAV and net income of the Portfolio.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Deloitte  &  Touche  LLP,   Boston,   Massachusetts  is  the  independent
registered public accounting firm for the Portfolio.




ITEM 16.  BROKERAGE ALLOCATION, TRANSACTIONS AND OTHER PRACTICES.

     Brown Brothers Harriman, as Investment Adviser for the Portfolio, places orders for all purchases and sales of portfolio securities, enters into repurchase and reverse repurchase agreements and executes loans of portfolio securities. Fixed-income securities are generally traded at a net price with dealers acting as principal for their own account without a stated
commission. The price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. From time to time certificates of deposit may be purchased through intermediaries who may charge a commission for their services.

     Brown Brothers Harriman does not seek profits through short-term trading. However, Brown Brothers Harriman may on behalf of the Portfolio dispose of any portfolio security prior to its maturity if it believes such disposition is advisable even if this action realizes profits.

     Since brokerage commissions are not normally paid on investments which are made for the Portfolio, turnover resulting from such investments should not adversely affect the net asset value of the Portfolio. In connection with portfolio transactions for the Portfolio, Brown Brothers Harriman intends to seek best price and execution on a competitive basis for both purchases and sales of securities.

     On those occasions when Brown Brothers Harriman deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.



ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the
Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

     The end of the Portfolio's fiscal year is June 30.

      Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will receive a K-1 and will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

     Investor inquiries may be directed to Brown Brothers Harriman, 140 Broadway, New York, NY 10005, (800) 625-5759.

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

     Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.



ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.


     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading and Federal Reserve banks are open for business. At 4:00 P.M., Eastern time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., Eastern time on the following business day of the Portfolio.

     The net income and capital gains and losses, if any, of the Portfolio are determined at 4:00 P.M., Eastern time on each business day. Net income for days other than business days is determined as of 4:00 P.M., Eastern time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the
Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

     The securities held by the Portfolio are valued at their amortized cost. Pursuant to a rule of the SEC, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interests of the Portfolio's investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Portfolio have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the NAV as computed; (ii) the procedures include periodic review by the Trustees of the Portfolio, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Portfolio will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Portfolio will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses as a result of investment in the Portfolio, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the number of interests in the Portfolio, to minimize any material dilution or other unfair results which might arise from differences between the two methods of valuation.

     Any reduction of outstanding interests will be effected by having each investor contribute to the Portfolio's capital the necessary interests on a pro rata basis. Each investor will be deemed to have agreed to such contribution in these circumstances by that investor's investment in the Portfolio.

     Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Portfolio determine present minimal credit risks and which are of high quality as determined by any NRSRO that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or, in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Adviser under the general supervision of the Trustees of the Portfolio; (ii) a dollar-weighted average portfolio maturity of not more than 90 days be maintained and no instrument is purchased with a remaining maturity of more than 397 days; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities).


ITEM 19.  TAX STATUS.


     The Portfolio is organized as a New York trust. Each investor in the Portfolio will receive a K-1 from the Portfolio for its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain. The determination of such share will be made in accordance with the Internal Revenue Code, as amended (the "Code"), and regulations promulgated thereunder.

     Although the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

     It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

     Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.


ITEM 20.  UNDERWRITERS.


     The placement agent for the Portfolio is Edgewood Services, Inc., which receives no compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


ITEM 21.  CALCULATION OF PERFORMANCE DATA.


         Not applicable.


ITEM 22.  FINANCIAL STATEMENTS.

       The Portfolio's June 30, 2005 annual report filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference.




Appendix - Listing of Service Providers

The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the Fund:

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

Legal Counsel

Sullivan & Cromwell LLP

Service Providers

Federated Services Company

Edgewood Services, Inc.

ReedSmith LLP

Security Pricing Services

ITG, Inc.

FT Interactive

Reuters, Inc.

Ratings Agencies

Interactive Date Corp

Moody's Investor Service

Standard & Poor's




                                    PART C
ITEM 22. EXHIBITS.

                  (a)   (i)         Declaration of Trust of the Registrant as
amended; (2)
                        (ii)        Certificate of Amendment to Declaration
of Trust of the Registrant; (6)
                  (b)               By-Laws of the Registrant; (2)
            (i)   Conformed copy of Amendment No. 1 to By-Laws (+)
                  (c)         Not applicable.
        (d) (i)         Investment Advisory Agreement between the Registrant and
            Brown Brothers    Harriman; (2)
                  (ii)        Investment Advisory Agreement between the
            Registrant and Brown Brothers       Harriman, as amended and
            restated; (6)
            (iii)       Investment Advisory Agreement between the Registrant
            and Brown Brother
                  Harriman, as amended and restated; (+)
                  (e)         Not applicable.
                  (f)         Not applicable.
                  (g)   (i)         Custodian Contract between the Registrant
            and State Street Bank and Trust     Company; (1)
                        (ii)        Form of Custodian Contract between the
            Registrant and Brown Brothers       Harriman; (4)
        (h) (i)         Administration Agreement between the Registrant and
            Brown Brother Harriman  Trust Company (Cayman) Limited; (1)
            (ii)        Administration Agreement between the Registrant and
            Brown Brothers    Harriman Trust Company; (6)
                  (h)   (iii) License Agreement between the Registrant and
Brown Brothers Harriman; (4)
         (h) (iv) Conformed copy of Placement Agent Agreement (Edgewood Services, Inc.); (6)
         (h)      (v)   Conformed copy of Sub-Administrative Services
Agreement; (6)
         (h)      (vi)  Conformed copy of Accounting Agency Agreement; (6)
                  (i)               Not applicable;
                  (j)               Not applicable;
                  (k)               Not applicable;
                  (l)               Investment representation letters of
initial investors; (1)
                  (m)               Not applicable;
                  (n)               Not applicable;
                  (o)   (i)         Conformed copy of Power of Attorney of the
                  President (Principal Executive Officer), Vice and Treasurer (Principal Accounting Officer and Principal Financial Officer, and Trustees of the Registrant; (5)
                    (ii)Conformed copy of Power of Attorney of the President
                  (Principal Executive Officer) of the Registrant; (6)
            (iii) Conformed copy of Power of Attorney of the President (+)
        (p) (i)         Code of Ethics of Edgewood Services, Inc., a
            subsidiary of Federated Investors,  Inc.; (5)
            (ii)  Code of Ethics of the Registrant; (6)
            (iii)       Code of Ethics, Federated Investors, Inc.; (+)

---------------------
*     Exhibits have been filed electronically.

(1)      Filed with the initial Registration Statement on October 28, 1994.
(2)      Filed with Amendment No. 1 to the Registration Statement on October
27, 1995.
(3)      Filed with Amendment No. 5 to this Registration Statement on October
28, 1999.
(4)      Filed with Amendment No. 6 to this Registration Statement on June
30, 2000.
(5) Filed with Amendment No. 13 to this Registration Statement on October 28, 2002.
(6) Filed with Amendment No. 14 to this Registration Statement on October 17, 2003.



ITEM 23.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
          --------------------------------------------------------------

                  Not applicable.

ITEM 24.  INDEMNIFICATION.
-------------------------

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed in the initial Registration Statement as an Exhibit.

         The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 25.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
          -----------------------------------------------------

         The Registrant's investment adviser, Brown Brothers Harriman, is a New York limited partnership. Brown Brothers Harriman conducts a general banking business and is a member of the New York Stock Exchange.

     To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman is engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 26.  PRINCIPAL UNDERWRITERS.
          -----------------------

         Not applicable.

ITEM 27.  LOCATION OF ACCOUNTS AND RECORDS.
          ---------------------------------

         All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of:

         BBH U.S. Money Market Portfolio
         40 Water Street,
         Boston, MA 02109
         (Registrant)

         Brown Brothers Harriman
         59 Wall Street
         New York, NY 10005
         (investment adviser)

         Brown Brothers Harriman Trust Company, LLC
         63 Wall Street
         New York, NY 10005
         (administrator)

         Federated Services Company
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, PA 15222-3779
         (subadministrator)


         Edgewood Services, Inc.
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, PA 15222-3779
         (placement agent)

Brown Brothers Harriman
         40 Water Street
         Boston, MA 02109
         (custodian)

ITEM 28.  MANAGEMENT SERVICES.
          --------------------

         Not applicable.

ITEM 29.  UNDERTAKINGS.
          -------------

         Not applicable.

                                  SIGNATURES

     BBH U.S. Money Market Portfolio (the "Portfolio") has duly caused this Amendment to the Registration Statement on Form N-1A ("Registration Statement") of BBH U.S. Money Market Portfolio (the "Trust") to be signed on its behalf by the undersigned, thereto duly authorized in the City of Pittsburgh, Pennsylvania on the 28th day of October, 2005.

BBH U.S. MONEY MARKET PORTFOLIO

By: /s/ JOHN A. NIELSON
    (John A. Nielson, President)

         Pursuant to the requirements of the Securities Act of 1933, the Trust's Registration Statement has been signed below by the following persons in the capacities and on the date indicated above.

SIGNATURE                                                          TITLE

/s/ JOSEPH V. SHIELDS, JR.                            Trustee and
(J.V. Shields, Jr.)                                               Chairman of
the Board

/s/ JOHN A. NIELSON                                   President (Principal
(John A. Nielson)                                           Executive Officer)

/s/ EUGENE P. BEARD                                         Trustee
(Eugene P. Beard)

/s/ DAVID P. FELDMAN                                        Trustee
(David P. Feldman)

/s/ ARTHUR D. MILTENBERGER                      Trustee
(Arthur D. Miltenberger)

/s/ ALAN G. LOWY                                                  Trustee
(Alan G. Lowy)

/s/ RICHARD L. CARPENTER                              Trustee
(Richard L. Carpenter)

/s/ J. ANGUS IVORY                                          Trustee
(J. Angus Ivory)

/s/ MICHAEL D. MARTINS                          Treasurer, Vice President,
(Michael D. Martins)                                        Principal
Accounting

Officer and Principal Financial Officer